SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                          AMENDMENT NO. 1 TO FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 29, 1998

            New York                      001-11988              22-2365834
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


            775 Passaic Avenue,
         West Caldwell, New Jersey                                   07006
--------------------------------------------------------------------------------
  (Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (973) 882-0004


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


                               Page 1 of 24 pages.

This Form 8-K/A amends the registrant's Current Report on Form 8-K dated November 13, 1998. The following items have been amended:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Business Acquired.

         Set forth on pages 3 through 16 are the financial statements of the business acquired required to be set forth in the registrant's Current Report on Form 8-K dated November 13, 1998, which report is hereby amended. The following are included:

                  Report of Independent Public Accountants.

                  Balance Sheet - December 31, 1997.

                  Statement of Operations for the year ended December 31, 1997.

                  Statement of Shareholders' Deficit for the year ended December 31, 1997.

                  Statement of Cash Flows for the year ended December 31, 1997.

                  Notes to Financial Statements.

                  Additional financial statements of business acquired:

                          Balance Sheets dated September 30, 1997 and 1998 (Unaudited).

                          Statements of Operations and Retained Earnings for the nine month periods ended September 30, 1997 and 1998 (Unaudited).

                          Statements of Cash Flows for the nine month periods ended September 30, 1997 and 1998 (Unaudited).

(b)     Pro Forma Financial Information.

         Set forth on pages 17 through 27 is pro forma financial information required to be set forth in registrant's Current Report on Form 8-K dated November 13, 1998, which report is hereby amended. The following are included:

             Pro Forma Consolidated Balance Sheets dated June 30, 1998 and September 30, 1998 (Unaudited).

             Pro Forma Consolidated Statements of Operations (Unaudited) for the Year ended June 30, 1998.

             Pro Forma Consolidated Statements of Operations (Unaudited) for the three months ended September 30, 1997 and 1998.

             Notes to Pro Forma Consolidated Financial Statements (Unaudited).

(c)    Exhibits.


         23 - Consent of Independent Accountants.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Teletrade, Inc.

We have audited the accompanying balance sheet of Teletrade, Inc. as of December 31, 1997, and the related statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teletrade, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Trien Rosenberg Rosenberg Weinberg Ciullo & Fazzari LLP

Morristown, New Jersey
March 20, 1998

                                 TELETRADE, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                                     ASSETS

   Current assets
       Cash (Note 4)                                          $          0
       Auction accounts receivable, less
         allowance for doubtful accounts of $8,687 (Note 1)        384,759
       Advances to consignors                                      223,103
       Inventory (Note 1)                                          193,195
       Prepaid expenses and other
         current assets                                            165,380
                                                              -------------
                       Total current assets                        966,437

   Property and equipment, less
       accumulated depreciation and
       amortization of $238,462 (Notes 1 and 2)                    162,500

   Security deposits                                                 6,693
                                                              =============
                                    Total assets              $  1,135,630
                                                              =============

                See accompanying notes to financial statements.

                                 TELETRADE, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

   Current liabilities
       Cash overdraft                                          $     46,612
       Consignor accounts payable                                   562,932
       Accounts payable and accrued expenses                        172,560
       Current maturities of long-term debt (Note 3)                170,669
       Employment and consulting fees payable (Note 4)               98,000
                                                               -------------
                         Total current liabilities                1,050,773
                                                               -------------

   Long-term debt, less current maturities (Note 3)
       Notes payable to shareholders                                308,106
       Employment and consulting fees payable (Note 4)               56,000
       Note payable to bank                                          21,763
                                                               -------------
                            Total long-term debt                    385,869
                                                               -------------
                              Total liabilities                   1,436,642
                                                               -------------

   Commitments and contingencies (Note 4)

   Shareholders' deficit
       Common stock, $.01 par value
             Authorized: 50,000 shares
             Issued and outstanding: 45,300 shares                      453
       Additional paid-in capital                                   899,557
       Accumulated deficit                                       (1,201,022)
                                                               -------------
                        Total shareholders' deficit                (301,012)
                                                               -------------
               Total liabilities and shareholders' deficit     $  1,135,630
                                                               =============

                 See accompanying notes to financial statements.

                                 TELETRADE, INC.
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
             Revenues
                  Auction commissions and fee revenues         $  3,699,423
                  House trading loss                                 (6,314)
                  Information services income                        19,407
                                                               -------------
                                                                  3,712,516

              Operating expenses
                  General and administrative (Note 4)             2,089,485
                  Advertising and promotion                       1,005,864
                  Amortization of intangible assets                 155,530
                  Interest expense                                   78,380
                                                               -------------
                                                                  3,329,259
                                                               -------------

              Income from operations before consulting fees         383,257
              Consulting fees (Note 4)                              323,178
                                                               -------------

              Income from operations                                 60,079
                                                               -------------

              Other income (expense)
                  Interest                                           56,729
                  Miscellaneous                                     (4,318)
                                                               -------------
                                                                     52,411
                                                               -------------

              Net income                                       $    112,490
                                                               =============


                See accompanying notes to financial statements.

                                 TELETRADE, INC.
                       STATEMENT OF SHAREHOLDERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1997

                                     Common Stock
                                ------------------------ Additional                      Total
                                 Number of                Paid-In      Accumulated   Shareholders'
                                   Shares      Amount     Capital        Deficit        Deficit
                                --------------------------------------------------------------------
Balance, January 1, 1997              45,300       $453     $899,557    $(1,313,512)     $(413,502)
Net income                                                                  112,490        112,490
                                --------------------------------------------------------------------
Balance, December 31, 1997            45,300       $453     $899,557    $(1,201,022)     $(301,012)
                                     =======      =====    =========    ============     ==========


                 See accompanying notes to financial statements.

                                 TELETRADE, INC.
                             STATEMENT OF CASH FLOWS
                           Increase (Decrease) in Cash
                          YEAR ENDED DECEMBER 31, 1997

           Cash flows from operating activities:
              Net income                                            $112,490
                                                                  -----------
              Adjustments to reconcile net income
              to net cash provided by operating
              activities:
                  Depreciation and amortization                       89,009
                  Amortization of intangible assets                  155,530
                  Bad debts                                           14,000
                  (Increase) decrease in assets:
                     Auction accounts receivable                    (133,544)
                     Advances to consignors                          158,043
                     Inventory                                      (144,643)
                     Prepaid expenses and other current assets        48,120
                     Security deposits                                   (12)
                  Increase (decrease) in liabilities:
                     Consignor accounts payable                       78,902
                     Accounts payable and accrued expenses           (42,563)
                     Employment and consulting fees payable          (24,000)
                                                                  ----------
                                    Total adjustments                198,842
                                                                  -----------
                  Net cash provided by operating activities          311,332
                                                                  ----------

           Net cash used in investing activities:
              Acquisition of property and equipment                  (60,485)
                                                                  ----------

           Cash flows from financing activities:
              Decrease in cash overdraft                             (28,075)
              Principal payments on shareholders' loans payable     (209,253)
              Principal payments on notes payable to bank             (7,989)
              Payments on capital leases                              (5,530)
                                                                  ----------
                  Net cash used in financing activities             (250,847)
                                                                  ----------

           Net change in cash                                              0
           Cash, beginning of year                                         0
           Cash, end of year                                              $0
                                                                  ===========

           Supplemental disclosure of cash flows information:
              Cash paid during the year for interest                 $80,009
                                                                  ===========

                 See accompanying notes to financial statements.

                                 TELETRADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

Note 1. - Nature of Business and Summary of Significant Accounting Policies

(a)  Nature of Business

         The Company is a public auctioneer of collectibles, principally certified coins, trading cards and sports memorabilia. The Company accepts property for sale at auctions from sellers on a consignment basis, and earns a commission on the sale. All bidding takes place through touch-tone telephones or personal computers connected to the Company's computerized auction system. Revenues are also earned on the auction sale of the Company's inventory.

(b)  Revenue Recognition

         Commission and fee revenues are recognized when commissions are earned from the buyer and seller on the sale of collectibles.

(c)  Auction Accounts Receivable

         Auction accounts receivable represent the amounts receivable from buyers for auctioned collectibles, commissions and fees, shipping and delivery expenses and certification charges.

(d)  Advances to Consignors

         Advance payments, or loans to consignors prior to auction sales are secured by the items received by the Company for auction and the proceeds from such sales.

(e)  Inventory

         Inventory, primarily coins and sports cards received from consignors in payment of commissions and other fees and inventory purchased for resale, is stated at the lower of cost or market. Cost is determined by specific identification.

(f)  Property and Equipment

         Property and equipment are carried at cost. Depreciation is computed under the Modified Accelerated Cost Recovery System ("MACRS") over prescribed lives, which results in no material differences from generally accepted accounting principles. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts., and any resulting gain or loss is recognized in operations for the period. The cost of repairs and maintenance is charged to operations as incurred.

(g)  Intangible Assets

         Intangible assets are carried at cost. Amortization is computed using an accelerated method for intangible assets acquired pursuant to an Asset Purchase Agreement dated January 4, 1993 and the straight-line method for organization costs.

(h)  Income Taxes

         The Company has elected to be taxed as an S corporation under the applicable provisions of Federal and New York State tax laws. The shareholders are liable for individual federal and state income taxes on their share of the Company's taxable income. Accordingly, the accompanying financial statements do not include a provision for federal or state income taxes.

(i)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 2 - Property and Equipment

         Major classifications of property and equipment and their estimated useful lives are as follows:

                                              December 31,
                                                  1997              Period
                                          -------------------------------------
         Computer software                             $ 25,966   36 months
         Computer equipment                             204,859    5 Years
         Office equipment                               108,863    5 - 7 Years
         Leasehold improvements                          61,274    5 - 7 Years
                                          ----------------------
                                                        400,962
         Less: Accumulated
           depreciation and
           amortization                                (238,462)
                                          ======================
                                                       $162,500
                                          ======================

     Included in office equipment as of December 31, 1997 is property under capitalized leases with an aggregate cost of $30,359 (see Note 3 (c)).

     Depreciation and amortization of property and equipment charged to operations during 1997 amounted to $89,009.

Note 3 - Long-Term Debt
(a)  Notes Payable to Shareholders

         Notes payable consist of the following:

                         Notes payable to shareholders with
                             interest at the rate of the U.S.
                             Trust Company prime rate plus
                             2%, payable in monthly
                             installments of $7,500 plus
                             interest. These obligations
                             were incurred to finance the
                             purchase of business assets.           $300,000


                         Notes payable to shareholders with
                             interest at 10.5%, payable
                             in monthly installments of
                             $2,652 plus interest, through
                             2002. This obligation was
                             incurred to finance advances
                             to consignors.                          166,339

                                                                 ------------
                                                                     466,339
                         Less: Current maturities                   (158,233)
                                                                 ============
                                                                    $308,106
                                                                 ============


         Annual maturities of notes payable to shareholders are due as follows:

                  Year Ending December 31
                           1998                      $ 158,233
                           1999                        121,818
                           2000                        121,818
                           2001                         61,818
                           2002                          2,652
                                                     ---------
                                                     $ 466,339
                                                     =========


(b)  Note Payable to Bank

         The note payable to bank, secured by specific equipment, is payable over 60 months with interest at approximately 10.5%. The final payment is due January 1, 2001. At December 31, 1997, $30,635 was outstanding.

         Annual maturities of the note payable to bank are as follows:

                  Year Ending December 31
                           1998                      $    8,872
                           1999                           9,854
                           2000                          10,944
                           2001                             965
                                                     ----------
                                                     $   30,635

(c)  Capital Lease Obligation

        During the year ended  December 31,  1993,  the Company  leased  office equipment ($30,359, less accumulated depreciation of $30,359 in 1997) under a noncancelable capital lease. The lease expires in August, 1998, bears interest at the rate of 12.725% per annum and is
         secured by the assets acquired.                               $ 3,564
         Less: Current portion                                          (3,564)
                                                                       --------
                                                                       $      0

Note 4 - Commitments and Contingencies

(a)  Operating Leases

        The Company leases its office premises and certain equipment under operating leases which expire in 2001 and 1998, respectively.

         Minimum annual rental payments under operating leases are as follows:

                Year Ending                                   Equipment
                December 31             Total       Office    and Other
         ----------------------------------------------------------------
                    1998                  $84,100    $80,250      $3,850
                    1999                   80,300     80,300
                    2000                   87,000     87,000
                    2001                    7,300      7,300
                                    =====================================
                                         $258,700   $254,850      $3,850
                                    =====================================

        The Company has the option to renew its office lease for an additional five years at the same rent that is in effect on the fifth year of the original lease.

        Pursuant to these agreements, the accompanying statement of operations for the year ended December 31, 1997 includes $87,395 in general and administrative expenses.

(b)  Employment and Consulting Agreements

        The Company entered into an employment agreement and consulting agreements with its shareholders.

        Pursuant to these agreements, the accompanying statement of operations for the year ended December 31, 1997 includes consulting fees of $323,178 and payroll of $40,375 in general and administrative expenses. At December 31, 1997, $154,000 remained unpaid on those agreements. The shareholders have agreed to a monthly payment schedule of such fees through December 2000. Interest incurred during 1997 on the unpaid agreement amounts totaled $7,140.

(c)  Stock Options

        On December 31, 1995, the Company granted options to its president to purchase an aggregate of 900 shares of its common stock at $54.11 per share subject to certain conditions. The options may be exercised during a ten-year period commencing December 31, 1995. Through December 31, 1997, no options have been exercised.

(d)  Cash

        The Company maintains cash at various institutions, which is subject to certain insurance limitations. Uninsured bank balances at December 31, 1997 totaled $572,898.

( e )  Consignment Inventory

        The Company is contingently liable for the card and coin consigned inventory. The Company maintains dealer's block insurance in an amount that management believes is adequate.

Note 5 - Lawsuit

        The Company is a defendant in a lawsuit in which the complaint asserts causes of action for breach of contract and fraud in connection with the auction by the Company of sports cards submitted to the Company by Plaintiffs. The Company denies any liability to Plaintiffs and is vigorously defending the case. The Company believes it will prevail.

                                 TELETRADE, INC.
                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                           September 30,
                                                   ---------------------------
                                                      1997          1998
                                                   -------------   -----------
                       Assets
      Cash                                          $   108,887             0
      Accounts Receivable                               436,174       577,920
      Advances to consignors                            423,771       372,031
      Inventory                                         148,399       355,420
      Prepaid Expenses                                  228,977       221,543
                                                   -------------   -----------
         Total Current Assets                         1,346,208     1,526,914
      Fixed Assets, net of depreciation                 164,568       216,152
      Goodwill                                           38,882
      Deposits                                            6,681         7,118
                                                   =============   ===========
         Total Assets                                $1,556,339    $1,750,184
                                                   =============   ===========

         Liabilities & shareholders' equity
      Consignor payable                                $804,094      $983,777
      Accounts payable                                  149,219       160,959
      Accrued expenses                                  143,345       159,163
      Loans payable - current portion                   397,879       186,557
                                                   -------------   -----------
         Total current liabilities                    1,494,537     1,490,456
      Loans payable-long term portion                   360,079       257,372
                                                   -------------   -----------
         Total liabilities                            1,854,616     1,747,828
                                                   -------------   -----------
      Capital stock                                         453           453
      Additional paid in capital                        899,557       899,557
      Accumulated deficit                           (1,198,287)     (897,654)
                                                   -------------   -----------
         Total shareholders' equity (deficit)         (298,277)         2,356
                                                   =============   ===========
         Total liabilities and shareholders' equity   $1,556,339    $1,750,184
                                                   =============   ===========

                                 TELTRADE, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                        FOR THE NINE MONTH PERIODS ENDED
                           SEPTEMBER 30, 1997 AND 1998
                                   (UNAUDITED)

                                                  September 30,   September 30,
                                                      1997            1998
                                                 ------------------------------
Revenues
     Auction commissions and fee revenues          $2,720,765       $3,014,616
     House trading (loss) income                      (12,110)          (9,732)
     Information services income                       22,868           19,069
                                                 ------------------------------
                                                    2,731,523        3,023,953

Operating expenses
     General and administrative                     1,483,241        1,801,575
     Advertising and promotion                        714,917          695,246
     Amortization of intangible assets (Note 4)       116,648                0
     Interest expense                                  60,220           35,550
                                                 ------------------------------
                                                    2,375,026        2,532,371
                                                 ------------------------------

Income from operations before consulting fees         356,497          491,582
Consulting fees                                       291,706          130,844
                                                 ------------------------------

Income from operations                                 64,791          360,738
                                                 ------------------------------

Other income (expense)
     Interest                                          50,434           19,913
                                                 ------------------------------
                                                       50,434           19,913
                                                 ------------------------------

     Net income                                       115,225          380,651

Accumulated deficit, beginning of period           (1,313,512)      (1,201,022)
Distributions to shareholders                                          (77,283)
                                                 ==============================
Accumulated deficit, end of period                ($1,198,287)       ($897,654)
                                                 ==============================

                                 TELETRADE, INC.
                            STATEMENTS OF CASH FLOWS
                           Increase (Decrease) in Cash
                        FOR THE NINE MONTH PERIODS ENDED
                           SEPTEMBER 30, 1997 AND 1998
                                   (UNAUDITED)

                                                                         9 Months Ended       9 Months Ended
                                                                       September 30, 1997   September 30, 1998
                                                                          (Unaudited)          (Unaudited)
                                                                      ------------------------------------
           Cash flows from operating activities:
               Net income                                                   $115,225             $380,651
                                                                      ------------------------------------
               Adjustments to reconcile net income
               to net cash provided by operating
               activities
                   Depreciation and amortization                              61,647               65,577
                   Amortization of intangible assets                         116,648                    0
                   Bad debts                                                  (2,037)                6,434
                   (Increase) decrease in assets:
                       Auction accounts receivable                          (168,922)            (199,595)
                       Advances to consignors                                (42,625)            (148,928)
                       Inventory                                             (99,847)            (162,225)
                       Prepaid expenses and other current assets             (15,477)             (56,163)
                       Security deposits                                           0                 (425)
                   Increase (decrease) in liabilities:
                       Consignor accounts payable                            320,062              420,843
                       Accounts payable and accrued expenses                  77,443              118,956
                       Employment and consulting fees payable                304,500              (73,503)
                                                                      ------------------------------------
                                     Total adjustments                       551,392              (29,029)
                                                                      ------------------------------------
                   Net cash provided by operating activities                 666,617              351,622
                                                                      ------------------------------------

           Net cash used in investing activities:
               Acquisition of property and equipment                         (35,191)            (119,229)
                                                                      ------------------------------------

           Cash flows from financing activities:
               Decrease in cash overdraft                                    (74,687)             (18,004)
               Repayment on notes payable (net)                             (447,852)            (137,106)
               Distributions to shareholders                                                      (77,283)
                                                                      ------------------------------------
                   Net cash used in financing activities                    (522,539)            (232,393)
                                                                      ------------------------------------

           Net increase in cash                                              108,887                    0
           Cash, beginning of year                                                 0                    0
                                                                      ====================================
           Cash, end of year                                                $108,887                   $0
                                                                      ====================================

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                           GREG MANNING AUCTIONS, INC.

On October 29, 1998, Greg Manning Auctions, Inc. (the "Company") completed the acquisition (the "Acquisition") of all of the capital stock of Teletrade, Inc. from Leon Liebman, Richard Makely and Bernard Rome. The purchase price for the Acquisition was $5,895,040 consisting of $1,875,000 in securities of the Company, $3,000,000 in cash , $675,000 in promissory notes, $75,000 in options to purchase the Company's common stock and $270,040 in acquisition related expenses. The acquisition was recorded using the purchase method of accounting. The amount of consideration paid was determined by arm's length negotiations among the Company and Messrs. Liebman, Makely and Rome. The cash used for the Acquisition was available from (i) the purchase by each of Leon Liebman, Greg Manning and Afinsa Bienes Tangibles S.A. of 200,000 shares of common stock of the Company and (ii) a term loan, as described below.

Mr. Liebman will continue to have a relationship with the Company. He was elected to the board of directors of the Company and will be employed by the Company as a consultant.

Teletrade, Inc. is a New York-based company which operates an electronic online, telephone and internet-based auction system for the sale of collectibles, principally certified coins, gemstones, sports trading cards and sports memorabilia.

Prior to the consummation of the Acquisition, the Company secured an additional term loan (the "Term Loan") from Brown Brothers Harriman & Co. in the amount of $1,500,000, bearing interest at the rate of 10% per annum, payable monthly. The Term Loan is secured by all personal property and fixtures of the Company, including accounts, contract rights, equipment, inventory and general intangibles, and including the personal property and fixtures of Teletrade, Inc. In connection with the consummation of the Term Loan, the Company incurred acquisition fees of $210,000.

The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, dated as of October 29, 1998, by and among the Company, Leon Liebman, Richard Makely and Bernard Rome, which was filed as Exhibit 10.1 to the 8-K filed by the Company on November 16, 1998 and which is incorporated in its entirety herein by reference.

The foregoing description of the Term Loan is qualified in its entirety by reference to the secured promissory note, as amended; such note was filed in its original form as Exhibit 10.3 to the Form 8-K filed by the Company on November 16, 1998 and is incorporated in its entirety herein by reference. An amendment to such note will be filed by the Company shortly.

The following pro forma consolidated balance sheets (unaudited) as of June 30, 1998 and September 30, 1998 and statements of operations (unaudited) for the year ended June 30, 1998, and for the three month periods ended September 30, 1997 and 1998, give effect to the acquisition of all of the outstanding shares of Teletrade, Inc. ("Teletrade") by Greg Manning Auctions, Inc. ("GMAI"), which acquisition was completed on October 29, 1998. The pro forma information for the year ended June 30, 1998 and for the three months ended September 30, 1997 and 1998 is based on the historical financial statements of GMAI and Teletrade. The pro forma information for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 includes the effect of the acquisition under the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma consolidated statement of operations.

The pro forma consolidated balance sheets (unaudited) as of June 30, 1998 and statements of operations (unaudited) for the year ended June 30, 1998, and for the three month periods ended September 30, 1997 and 1998, have been prepared by GMAI management based upon the financial statements of Teletrade included elsewhere herein. The pro forma consolidated balance sheets (unaudited) as of June 30, 1998 and statements of operations (unaudited) for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated balance sheets (unaudited) as of June 30, 1998 and statements of operations (unaudited) for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 should be read in conjunction with the audited financial statements and notes of GMAI included in GMAI's Annual Report on form 10-KSB for the year ended June 30, 1998, and the Teletrade audited financial statements and notes contained elsewhere herein.

The GMAI consolidated balance sheet (unaudited) of September 30, 1998, which was included in the Form 10-QSB filed on October 26, 1998, did not reflect the acquisition of Teletrade.

The pro forma consolidated balance sheets (unaudited) as of June 30, 1998 and statements of operations (unaudited) for the year ended June 30, 1998 and for the three month period ended September 30, 1998 presents the results of operations of GMAI as if GMAI had acquired Teletrade as of July 1, 1997.

                  Greg Manning Auctions, Inc. And Subsidiaries
                      Pro Forma Consolidated Balance Sheets
                                  June 30, 1998
                                   (Unaudited)

                                                      Greg Manning                                  Pro forma
                                                                                         ---------------------------------
                                                      Auctions          Teletrade         Adjustments           Total
                                                   ----------------   --------------     ---------------    --------------
                      Assets
Current assets:
      Cash and cash equivalents                           $603,630         $288,974                              $892,604
      Accounts receivable
           Auctions receivable                           7,707,860          332,134                             8,039,994
           Advances to consignors                        1,744,010          199,889                             1,943,899
      Inventory                                          2,042,729          247,874                             2,290,603
      Taxes Receivable                                     111,000                     1        104,165           215,165
      Deferred tax asset                                   176,000                                                176,000
      Prepaid expenses and deposits                         79,846          265,308    2        (75,833)          269,321
                                                   ----------------   --------------     ---------------    --------------
           Total current assets                         12,465,075        1,334,179              28,332        13,827,586
Property and equipment, net                                540,236          196,338                               736,574
Goodwill                                                 1,727,717                     3      2,704,909         4,432,626
Customer List                                                                          4        240,000           240,000
Trademarks                                                                             5      2,850,000         2,850,000
Marketable securities                                      368,405                                                368,405
Other non-current assets:
      Inventory                                          1,801,225                                              1,801,225
      Advances to consignors                               639,218                                                639,218
      Other receivables                                    964,226                                                964,226
      Other assets                                         157,275            7,118    6        168,000           332,393
                                                   ================   ==============     ===============    ==============
           Total assets                                $18,663,377       $1,537,635          $5,991,241       $26,192,253
                                                   ================   ==============     ===============    ==============
       Liabilities and Stockholders' Equity
Current liabilities:
      Demand notes payable                              $4,203,000                                             $4,203,000
      Notes payable-current portion                        309,211          243,608    7        675,000         1,227,819
      Payable to third party consignors                  5,403,169          683,447                             6,086,616
      Accounts payable                                     442,683          383,819                               826,502
      Accrued expenses                                     651,984                     8        688,752         1,340,736
                                                   ----------------   --------------     ---------------    --------------
           Total current liabilities                    11,010,047        1,310,874           1,363,752        13,684,673
      Notes payable-long term portion                      117,624          293,660    9      1,500,000         1,911,284
                                                   ----------------   --------------     ---------------    --------------
           Total liabilities                            11,127,671        1,604,534           2,863,752        15,595,957
                                                   ----------------   --------------     ---------------    --------------
Preferred stock, $.01 par value. Authorized
      10,000,000 shares; none issued                             0                                                      0
Common stock, $.01 par value. Authorized
      20,000,000 shares; 5,769,997 issued
      and outstanding                                       44,200              453   10         13,047            57,700
Additional paid in capital                               6,819,690          899,557   11      2,736,943        10,456,190
Unrealized gain on marketable securities                    18,496                                                 18,496
Retained earnings                                          653,320         (966,909)  12        377,499            63,910
                                                   ----------------   --------------     ---------------    --------------
      Total stockholders' equity                         7,535,706          (66,899)          3,127,489        10,596,296
                                                   ----------------   --------------     ---------------    --------------
      Total liabilities and stockholders' equity       $18,663,377       $1,537,635          $5,991,241       $26,192,253
                                                   ================   ==============     ===============    ==============

                 See accompanying notes to financial statements


                                       19


                  Greg Manning Auctions, Inc. And Subsidiaries
                      Pro Forma Consolidated Balance Sheets
                               September 30, 1998
                                   (Unaudited)
                                                                                                   Pro forma
                                                    Greg Manning                      ------------------------------------
                                                      Auctions         Teletrade       Adjustments             Total
                                                   ----------------   -------------   ---------------     ----------------
                      Assets
Current assets:
      Cash and cash equivalents                           $193,431                                               $193,431
      Accounts receivable
           Auctions receivable                           5,294,136         577,920                              5,872,056
           Advances to consignors                        1,108,732         372,031                              1,480,763
      Inventory                                          2,421,089         355,420                              2,776,509
      Taxes Receivable                                     111,000                  1        141,996              252,996
      Deferred tax asset                                   200,971                                                200,971
      Prepaid expenses and deposits                         54,724         221,543  2        (75,833)             200,434
                                                   ----------------   -------------   ---------------     ----------------
           Total current assets                          9,384,083       1,526,914            66,163           10,977,160
Property and equipment, net                                508,956         216,152                                725,108
Goodwill                                                 1,722,842                  3      2,669,318            4,392,160
Customer List                                                                       4        225,000              225,000
Trademarks                                                                          5      2,812,500            2,812,500
Marketable securities                                      249,253                                                249,253
Other non-current assets:
      Inventory                                          1,801,225                                              1,801,225
      Advances to consignors                               639,218                                                639,218
      Other receivables                                    974,053                                                974,053
      Other assets                                         387,428           7,118  6        157,500              552,046
                                                   ================   =============   ===============     ================
           Total assets                                $15,667,058      $1,750,184        $5,930,482          $23,347,724
                                                   ================   =============   ===============     ================
       Liabilities and Stockholders' Equity
Current liabilities:
      Demand notes payable                              $3,522,000                                             $3,522,000
      Notes payable-current portion                        166,710         186,557  7        675,000            1,028,267
      Payable to third party consignors                  3,069,736         983,777                              4,053,513
      Accounts payable                                     430,133         160,959                                591,092
      Accrued expenses                                     432,583         159,163  8        749,633            1,341,379
      Income taxes payable                                 225,071                                                225,071
                                                   ----------------   -------------   ---------------     ----------------
           Total current liabilities                     7,846,233       1,490,456         1,424,633           10,761,322
      Notes payable-long term portion                      113,055         257,372  9      1,500,000            1,870,427
                                                   ----------------   -------------   ---------------     ----------------
           Total liabilities                             7,959,288       1,747,828         2,924,633           12,631,749
                                                   ----------------   -------------   ---------------     ----------------
Preferred stock, $.01 par value. Authorized
      10,000,000 shares; none issued                             0                                                      0
Common stock, $.01 par value. Authorized
      20,000,000 shares; 5,769,997 issued
      and outstanding                                       44,200             453 10         13,047               57,700
Additional paid in capital                               6,819,690         899,557 11      2,736,943           10,456,190
Unrealized loss on marketable securities                   (19,061)                                                (19,061)
Retained earnings                                          862,941        (897,654)12        255,859              221,146
                                                   ----------------   -------------   ---------------     ----------------
      Total stockholders' equity                         7,707,770           2,356         3,005,849           10,715,975
                                                   ----------------   -------------   ---------------     ----------------
      Total liabilities and stockholders' equity       $15,667,058      $1,750,184        $5,930,482          $23,347,724
                                                   ================   =============   ===============     ================
                 See accompanying notes to financial statements

                           GREG MANNING AUCTIONS, INC.
                 Notes to Pro Forma Consolidated Balance Sheets
                   As of June 30, 1998 and September 30, 1998

(1) Income Taxes Receivable

To record the tax effect of income statement adjustments of $104,165 for the year ended June 30, 1998 and $141,996 for the three months ended September 31, 1998 (including the $104,165 from June 30, 1998).

(2) Prepaid Expenses

To record the elimination of historical balance of prepaid consulting fees to a former shareholder of Teletrade as of the acquisition date.

(3) Goodwill

To record the allocation of the purchase price of $2,847,273 and accumulated amortization of $142,364 as of June 30, 1998 and $177,955 as of September 31, 1998.

(4) Customer List

To record the allocation of the purchase price of $300,000 and accumulated amortization of $60,000 as of June 30, 1998 and $75,000 as of September 31, 1998.

(5) Trademark

To record the allocation of the purchase price of $3,000,000 and accumulated amortization of $150,000 as of June 30, 1998 and $187,500 as of September 31, 1998.

(6) Other Assets

To record loan origination fees incurred in connection with a loan incurred relating to the acquisition of $210,000 and accumulated amortization of $42,000 as of June 30, 1998, and $52,500 as of September 30, 1998.

(7) Notes Payable

To record notes payable to former owners of Teletrade incurred as part of the acquisition.

(8) Accrued Expenses

To record acquisition related expenses of $280,040 and pro forma statement of operations expenses of $242,412 as of June 30, 1998 and $303,293 as of September 31, 1998 ( including the $242,412 from June 30, 1998).

To record the remaining principal balance of consulting fees due to a former shareholder of Teletrade assumed by the Company of $166,300.

(9) Notes Payable

To record a bank note payable of $1,500,000 relating to the acquisition.

(10) Common Stock

To record the issuance of 750,000 shares issued to a former owner of Teletrade and the sale of 600,000 shares to Greg Manning, Leon Liebman and Afinsa Bienes Tangibles, S.A. ($13,500) and the elimination of historical Teletrade opening balances as of the acquisition date (-$453).

(11) Additional Paid-In Capital

To record the issuance of 750,000 shares issued to a former owner of Teletrade, the sale of 600,000 shares to Greg Manning, Leon Liebman and Afinsa Bienes Tangibles, S.A. and the issuance of 265,000 options ($3,636,500) and the elimination of historical Teletrade opening balances as of the acquisition date (-$899,557).

(12) Retained Earnings

To record the elimination of historical Teletrade opening balances as of the acquisition date ($910,110) and to record the pro-forma net loss for the periods ending June 30, 1998 ($532,611) and September 31, 1998 ($654,252 including the $532,611 from June 30, 1998).

                           GREG MANNING AUCTIONS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended June 30, 1998
                                   (Unaudited)

                                                                For the year ended June 30, 1998
                                               --------------------------------------------------------------------
                                                  Greg Manning       Teletrade               Pro Forma
                                                                                  ---------------------------------
                                                 Auctions, Inc.        Inc.         Adjustments        Total
                                               --------------------------------------------------------------------
Operating Revenues
     Sales of Merchandise                              $6,143,990      $  328,228                       $6,472,218
     Commissions Earned                                 2,546,431       4,005,331                        6,551,762
                                               --------------------------------------------------------------------
                                                        8,690,421       4,333,559               0       13,023,980
                                               --------------------------------------------------------------------

Operating Expenses
     Cost of merchandise sold                           4,568,670         350,155                        4,918,825
     General and administrative                         4,266,507       2,624,362         352,364        7,243,233
     Marketing                                            580,999         944,061                        1,525,060
                                               --------------------------------------------------------------------
                                                        9,416,176       3,918,578         352,364       13,687,118
                                               --------------------------------------------------------------------
        Operating profit (loss)                          (725,755)        414,981        (352,364)        (663,138)

Other income (expense)
     Gain on sale of marketable securities                672,452                                          672,452
     Interest income                                      376,932          42,324                          419,256
     Interest expense                                    (610,181)        (63,487)       (284,412)        (958,080)
                                               --------------------------------------------------------------------
        Income (loss) before income taxes                (286,552)        393,818        (730,457)        (623,191)

     Provision for (benefit from) income taxes            (55,000)                       (104,165)        (159,165)
                                               ====================================================================
     Net income (loss)                                  ($231,552)     $  393,818       ($532,611)       ($370,345)
                                               ====================================================================

Basic and diluted earnings (loss) per share                ($0.05)                                          ($0.06)
                                               ====================================================================
Weighted average shares outstanding                     4,419,997                                        5,769,997
                                               ====================================================================

                See accompanying notes to financial statements.


                                       23


                           GREG MANNING AUCTIONS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the three months ended September 30, 1997
                                   (Unaudited)

                                                    For the three months ended September 30, 1997
                                              ----------------------------------------------------------
                                               Greg Manning                          Pro Forma
                                                                            ----------------------------
                                              Auctions, Inc.   Teletrade,    Adjustments      Total
                                                                  Inc.
                                              ----------------------------------------------------------
Operating Revenues:
 Sales of Merchandise                               1,860,356        39,851                   1,900,207
 Commissions Earned                                   529,506     1,028,913                   1,558,419
                                              ----------------------------------------------------------
Total Revenues                                      2,389,862     1,068,764              0    3,458,626
                                              ----------------------------------------------------------

Operating Expenses:
 Cost of Merchandise Sold                           1,555,510        41,844                   1,597,354
 General and Administrative                         1,121,009       693,019         88,091    1,902,119
 Marketing                                            156,740       246,897                     403,637
                                              ----------------------------------------------------------
Total Operating Expenses                            2,833,259       981,760         88,091    3,903,110

Operating profit (loss)                              (443,397)       87,004        (88,091)    (444,484)

Other Income (Expense)
 Gain on sale of marketable securities                      0                                         0
 Interest income                                       97,851        18,521                     116,372
 Interest expense                                    (173,153)      (20,234)       (71,381)    (264,768)
                                              ----------------------------------------------------------
Income (loss) before taxes                           (518,699)       85,291       (159,472)    (592,880)
Provision for (benefit from)income taxes             (225,634)                     (48,624)    (274,258)
                                              ==========================================================
Pro forma Net income (loss)                          (293,065)       85,291       (110,848)    (318,622)
                                              ==========================================================

Basic and diluted earnings (loss) per share            ($0.07)                                   ($0.06)
                                              ==========================================================
Weighted average shares outstanding                 4,419,997                                 5,769,997
                                              ==========================================================


                 See accompanying notes to financial statements.


                                       24


                           GREG MANNING AUCTIONS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the three months ended September 30, 1998
                                   (Unaudited)


                                                             For the three months ended September 30, 1998
                                                     --------------------------------------------------------------
                                                       Greg Manning     Teletrade              Pro Forma
                                                                                     ------------------------------
                                                      Auctions, Inc.       Inc.       Adjustments       Total
                                                     --------------------------------------------------------------
Operating Revenues
     Sales of Merchandise                                    $996,629       $171,678                    $1,168,307
     Commissions Earned                                       601,449        983,457                     1,584,906
                                                     --------------------------------------------------------------
                                                            1,598,078      1,155,135              0      2,753,213
                                                     --------------------------------------------------------------

Operating Expenses
     Cost of merchandise sold                                 722,166        176,940                       899,106
     General and administrative                               859,771        664,501         88,091      1,612,363
     Marketing                                                132,218        240,829                       373,047
                                                     --------------------------------------------------------------
                                                            1,714,155      1,082,270         88,091      2,884,516
                                                     --------------------------------------------------------------
        Operating profit (loss)                              (116,077)        72,865        (88,091)      (131,303)

Other income (expense)
     Gain on sale of marketable securities                    556,817                                      556,817
     Interest income                                           96,642          6,849                       103,491
     Interest expense                                        (102,690)       (10,457)       (71,381)      (184,528)
                                                     --------------------------------------------------------------
        Income (loss) before income taxes                     434,692         69,257       (159,472)        344,477

     Provision for (benefit from) income taxes                225,071                       (37,831)        187,240
                                                     ==============================================================
     Net income (loss)                                       $209,621        $69,257      ($121,641)       $157,237
                                                     ==============================================================

Basic and diluted earnings (loss) per share                     $0.05                                        $0.03
                                                     ==============================================================
Weighted average shares outstanding                         4,419,997                                    5,769,997
                                                     ==============================================================


                 See accompanying notes to financial statements.

                           GREG MANNING AUCTIONS, INC.
            Notes to Pro Forma Consolidated Statements of Operations
                    For the year ended June 30, 1998 and for
            the three month periods ended September 30, 1997 and 1998

(1)  General

The Company's September 30, 1998 consolidated balance sheets and statements of operations (unaudited), which was included with the Form 10-QSB filed on October 26, 1998, did not reflect the acquisition of Teletrade, Inc.
("Teletrade").

The Statement of Operations of Teletrade included in the Pro Forma Consolidated Statement of Operations (Unaudited) for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 represent the operations of Teletrade prior to the acquisition for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998.

The Pro Forma Consolidated Statements of Operations (Unaudited) for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 do not purport to be indicative of the results that actually would have been obtained if the operations were combined at the beginning of the fiscal year ended June 30, 1998, and this presentation is not intended to be a projection of future results or trends.

(2)  General and Administrative Operating Expenses

The pro forma adjustments to General and Administrative Operating Expenses for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 consist of an adjustment to amortization, by increasing amortization in the amount of $352,364 and $88,091, respectively, to reflect the pro forma amortization of goodwill, trademarks and customer lists for the twelve and three month periods.

(3)  Goodwill

Part of the purchase price was allocated to Trademarks and Customer Lists. The excess of the purchase price over the fair market value of the net assets acquired was $2,847,273 and was recorded as goodwill. Trademarks and goodwill are being amortized on a straight-line basis over a 20 year period. Customer lists are being amortized on a straight-line basis over a 5 year period. The pro forma adjustment to the General and Administrative Operating Expenses represents the amortization of the goodwill, customer list and trademark.

(4)  Interest Expense

The pro forma adjustments to interest expense for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 consist of the additional interest incurred from the additional borrowing from Brown Brothers Harriman & Co. and the notes and consulting agreements payable to former shareholders for those periods.

(5)  Income Tax and Tax Benefit

The pro forma adjustments for the income tax and tax benefit for the year ended June 30, 1998 and for the three month periods ended September 30, 1997 and 1998 are the estimates of the federal and state income tax that would be due assuming Teletrade was acquired on July 1, 1997. No federal or state income tax or tax benefit was previously recorded by Teletrade because Teletrade had elected to be taxed under the S Corporation provisions of the Internal Revenue Code.

(6) Earnings per share

The effect of options issued with respect to the acquisition has not been reflected because the potential incremental shares have been deemed to be immaterial.

                                 EXHIBIT INDEX


Exhibit No.              Description                        Page No.
-----------              -----------                        --------

23               Consent of Independent Accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            GREG MANNING AUCTIONS, INC.


                                            By: /s/ Greg Manning
                                                ----------------
                                               Name: Greg Manning
                                               Title: Chairman, President and
                                                      Chief Executive Officer

                                            By: /s/ James Smith
                                               ----------------
                                               Name: James Smith
                                               Title: Chief financial Officer

Date: January 12, 1999